UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2014, Lighting Science Group Corporation (the “Company”) and its domestic material wholly-owned subsidiary, BioLogical Illumination (“BioLogical”; and collectively with the Company, the “Borrowers”) entered into a letter agreement (the “Amendment”) amending that certain Loan and Security Agreement (the “FCC Loan Agreement”) by and among the Borrowers, the financial institutions from time to time party thereto as lenders (the “Lenders”), and FCC, LLC, d/b/a First Capital, as administrative agent for the Lenders (“FCC”). The Amendment amended the FCC Loan Agreement to provide that the entry of a judgment in connection with the previously disclosed lawsuit styled Geveran Investments Limited v. Lighting Science Group Corp., et al., Case No. 12-17738 (07) (the “Geveran Suit”) would not constitute a default under the FCC Loan Agreement unless it gives rise to the entry or filing of a judgment, order or award for the payment of $250,000 or more (which amount is not covered by insurance) against a Borrower and (a) within forty-five (45) days after the entry of such judgment, order or award (1) such judgment, order or award is not discharged, satisfied, vacated or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect; (b) enforcement proceedings with respect to such judgment have been commenced, or (c) any person becomes a lien creditor (as defined in the Uniform Commercial Code) of the Company in connection with the Geveran Suit.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Wayne Nesbit as Chief Operations Officer

Effective September 23, 2014, the Board of Directors of the Company (the “Board”) appointed Wayne Nesbit as Chief Operations Officer of the Company.

Mr. Nesbit, 53, previously served as Vice President Operations, of Cree Inc., a manufacturer and seller of LED lighting products and applications, from 2008 to 2013. From 2001 to 2008, Mr. Nesbit served as Senior Vice President, Operations, of Mindspeed Technologies, a designer, developer and seller of semiconductor solutions for communications applications in wireless and wireline network infrastructure markets and as Vice President in various roles, for Motorola, SPS, a leading producer of semiconductors, from 1984 to 2001. Mr. Nesbit has served as a Trustee of the University of Virginia from 1997 to 2007 and as Founding Member of the Board of Trustees, Engineering Foundation, of Virginia Commonwealth University since 1996. Mr. Nesbit holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

The terms of Mr. Nesbit’s employment are governed by an Employment Agreement, dated as of September 23, 2014, between the Company and Mr. Nesbit (the “Employment Agreement”), which was approved by the Board as of that date. The Employment Agreement has a five-year term (the “Employment Period”) and provides that, during the Employment Period, Mr. Nesbit is entitled to (a) an annual base salary of $300,000 (the “Base Salary”) and benefits generally available to other senior executives of the Company and (b) reimbursement for up to $15,000 of reasonable and documented relocation expenses in connection with his relocation and temporary living expenses. Mr. Nesbit is also eligible to receive a performance bonus with respect to each calendar year (or partial calendar year) during the Employment Period based upon a bonus plan to be determined annually by the Board (or the compensation committee of the Board) and criteria that will be presented by the Board (or the compensation committee of the Board) to Mr. Nesbit promptly following the first meeting of the Board during each fiscal year (such criteria, with respect to any calendar year, the “Applicable Plan” ). The level of such performance bonus will be the sum of (x) up to 50% of the Base Salary, based on Mr. Nesbit’s satisfaction of the criteria specified in the Applicable Plan, which bonus will be paid 50% in cash and 50% in restricted stock units (“Restricted Stock Units”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award, and (y) up to 100% of the Base Salary, based on the Board’s evaluation, in its sole discretion, of the Company’s operating results during such year as measured against criteria specified in the Applicable Plan, which bonus will be paid 100% in Restricted Stock Units, with such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award. The Employment Agreement provides that, at Mr. Nesbit’s option, on each Restricted Stock Unit vesting date he may sell up to one-third of the Restricted Stock Units vesting on such date back to the Company, and the Company will purchase such stock at a price equal to the published closing price of the Common Stock on such date.

Pursuant to the Employment Agreement, Mr. Nesbit is also entitled to a grant of an employee stock option to purchase 12,300,000 of shares of Common Stock (the “Option”). Unless vested or accelerated sooner in accordance with the terms of the Company’s 2012 Amended and Restated Equity-Based Compensation Plan (the “Plan”) , the Option will vest and become exercisable in four equal tranches over a four-year period, with the first tranche vesting on September 23, 2015, and the remaining tranches vesting annually thereafter. The Option will be subject to the terms and conditions of the Plan and a stock option award agreement. Furthermore, to the extent that the foregoing Option grant exceeds the maximum number of options to purchase Common Stock permitted to be granted under the Plan to any individual during a single year (the “Maximum Number”), the Company agreed to present to its stockholders, for their approval at the Company’s first Annual Meeting of Stockholders following Mr. Nesbit’s start date, a proposal to amend the Plan so as to raise the Maximum Number to at least 12,300,000, and to the extent that the Option grant to Mr. Nesbit exceeds the number of shares of Common Stock underlying options registered pursuant to the Company’s Registration Statements on Form S-8 currently on file with the SEC, the Company will file an additional Registration Statement on Form S-8 to register the shares of Common Stock underlying the Option.

The Employment Agreement contains customary confidentiality and non-competition provisions. If Mr. Nesbit’s employment is terminated by the Company without “cause,” or if he resigns for “good reason,” the Company would be required to continue to pay him the Base Salary for a period of one (1) year following the date of termination, subject to Mr. Nesbit’s execution of a general release. If Mr. Nesbit’s employment is terminated for “cause,” (a) any shares of Common Stock underlying the Restricted Stock Units that are not then vested will be forfeited on the date of such termination and (b) no portion of the Option will continue to be exercisable as of the date of such termination.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On September 24, 2014, the Company issued a press release announcing the appointment of Edward Nesbit as Chief Operations Officer of the Company, effective as of September 23, 2014. A copy of the press release announcing the appointment of Mr. Nesbit is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: September 24, 2014	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary

Signature Page to Form 8-K

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Letter Amendment to Loan and Security Agreement, dated September 19, 2014, by and between Lighting Science Group Corporation, Biological Illumination, LLC, FCC, LLC, d/b/a First Capital, in its capacity as agent, and various financial institutions.

99.1	Press Release.